UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2001

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	States of Incorporation	I.R.S. Employer I.D. Number
1-16163	WGL Holdings, Inc. 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
1-1483	Washington Gas Light Company 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:    None

Item 5. Other Events

On February 22, 2001, the Public Service Commission of the District of Columbia (PSC of DC or the Commission) issued an Order denying a request filed by the Office of the People's Counsel of the District of Columbia (OPC) to consider a winter emergency recovery mechanism for Washington Gas Light Company's (WGL or the Company) residential customers. Under OPC's winter emergency recovery mechanism, the Company's recovery of certain gas costs incurred for the current winter heating season would have been deferred until the summer months when consumption by residential customers is lower. In its Order, the PSC of DC determined that OPC's petition: 1) did not provide any real or tangible benefits to residential natural gas heating customers in the District of Columbia; 2) was untimely; and 3) did not address the need for the Company to recover carrying charges for the deferred amounts.

In a related matter, the Commission's Order also announced its "intent to begin a proceeding in the near future to investigate WGL's existing rates and charges for gas service." The PSC of DC indicated that it may consider portions of OPC's winter recovery mechanism during that proceeding. The PSC of DC's Order did not set a schedule for its investigation or for the Commission to issue a final order on the Company's rates. However, the Company does not believe that any such investigation would have an effect on the Company's earnings during fiscal year 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date    February 23, 2001

     /s/ Robert E. Tuoriniemi    .
          Robert E. Tuoriniemi
               Controller
(Principal Accounting Officer)